Exhibit 10.4

THE RIGHTS OF THE BENEFICIARY OF THIS INSTRUMENT ARE SUBJECT AND SUBORDINATE TO THE LIENS SECURING ALL OBLIGATIONS OF THE PLEDGOR TO THE “AGENT” AND THE “LENDERS” REFERRED TO IN THAT CERTAIN CREDIT AGREEMENT DATED AS OF NOVEMBER 14, 2006 WITH PHYSICIANS FORMULA, INC., PURSUANT TO THE TERMS OF AN INTERCREDITOR AND SUBORDINATION AGREEMENT DATED AS OF SEPTEMBER 4, 2009 AMONG UNION BANK, N.A., MILL ROAD CAPITAL, L.P., PHYSICIANS FORMULA HOLDINGS, INC. AND THE OTHER PARTIES REFERRED TO THEREIN.

PLEDGE AGREEMENT

This Pledge Agreement (this “Agreement”), dated as of September 4, 2009, is made by PHYSICIANS FORMULA HOLDINGS, INC., a Delaware corporation (the “Pledgor”), in favor of MILL ROAD CAPITAL, L.P., a Delaware limited partnership having its principal place of business at Two Sound View Drive, Greenwich, CT 06830 (the “Lender”).

Recitals

A.           Concurrently herewith, the Lender is entering into a Term Loan Agreement dated as of even date herewith (as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) with Physicians Formula, Inc., a New York corporation (the “Borrower”).  Terms defined in the Loan Agreement and not otherwise defined herein are used herein as defined in the Loan Agreement, and the rules of interpretation set forth in Section 1.2 of the Loan Agreement are incorporated herein by reference.

B.           The Pledgor is concurrently herewith entering into that certain Pledgor Guarantee dated as of even date herewith in favor of the Lender (as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Pledgor Guarantee”).

C.           Under the terms of the Loan Agreement, the Borrower is required to cause the Pledgor to execute and deliver this Pledge Agreement.  The Pledgor owns 100% of the equity interests in the Borrower.  The Pledgor therefore desires to execute this Pledge Agreement because it has a financial interest in the success of the Borrower.

AGREEMENT

NOW, THEREFORE, in order to induce the Lender to enter into the Loan Agreement and for other good and valuable consideration, the receipt and adequacy of which hereby is acknowledged, the Pledgor hereby represents, warrants, covenants, agrees, assigns and grants as follows:

1.           Definitions.  Unless the context otherwise requires, terms defined in the Uniform Commercial Code of the State of New York (the “Uniform Commercial Code”) and not otherwise defined in this Agreement or in the Loan Agreement shall have the meanings defined for those terms in the Uniform Commercial Code.  In addition, the term “Secured Party” shall mean the Lender and the term “Subordination Agreement” shall mean that certain Intercreditor and Subordination Agreement dated as of September 4, 2009 among the Borrower, the Lender,

UB (for the benefit of the Lenders under the UB Credit Agreement) and the other parties referred to therein, as such Subordination Agreement may be amended, modified or restated from time to time.

2.           Grant of Security.  The Pledgor hereby assigns and pledges to the Lender, and hereby grants to the Lender, a security interest in, all of the Pledgor’s right, title and interest in and to the following, whether now owned or hereafter acquired, whether now or hereafter existing and wherever located (all of the following herein called the “Collateral”):

(a)           all shares of capital stock, equity interests or other interests in the Borrower owned by the Pledgor or in which the Pledgor has an interest (the “Pledged Interests”); all rights to vote or participate in the management of the Borrower and to receive information concerning the business and affairs of the Borrower; all preferences and privileges with respect thereto, and all distributions (including any redemption payments or liquidation payments), dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Interests; notwithstanding the foregoing, the security interest granted herein shall not include, and the term Collateral shall not include, equity interests in any direct Foreign Subsidiary of the Pledgor in excess of 65% of the Capital Stock having voting power in such Foreign Subsidiary (unless a greater amount of such equity interests shall not cause the Pledgor to incur material adverse tax consequences under Section 956 of the Code); and

(b)           any and all proceeds and products of the foregoing, including, without limitation, all money, accounts, general intangibles, deposit accounts, documents, instruments, letter-of-credit rights, investment property, chattel paper, goods, insurance proceeds and any other tangible or intangible property received upon the sale or disposition of any of the foregoing and, to the extent not otherwise included, all books and records with respect to the foregoing Collateral.

3.           Delivery of Pledged Collateral.  With respect to any provision in this Agreement which requires the Pledgor to deliver possession or control of any negotiable document, instrument, certificated securities, promissory notes, deposit accounts, security accounts, commodity accounts, and letter of credit rights or other Collateral requiring possession or control thereof in order to perfect the security interest of the Lender therein under the Uniform Commercial Code, no such delivery or giving of control to the Lender shall be required to the extent such Collateral is required to be delivered to or control is required to be given to UB in accordance with the UB Credit Agreement, it being understood that the UB is acting as agent and bailee for the benefit of the Lender pursuant to the terms of the Subordination Agreement.

4.           Security for Obligations.  This Agreement and the pledges made and security interests granted herein secure the prompt payment and full performance of all obligations of the Pledgor now or hereafter existing under the Pledgor Guarantee, whether for principal, interest, fees, expenses or otherwise, including, without limitation, all obligations of the Pledgor now or hereafter existing under this Agreement, all interest that accrues (whether or not allowed) at the then applicable rate (including interest at the rate for overdue payments described in Section 4.5 of the Loan Agreement) specified in the Loan Agreement on all or any part of any of such obligations after the filing of any petition or pleading against the Pledgor for a proceeding under any bankruptcy or related law (collectively, the “Secured Obligations”).

5.           Delivery of Certificates and Instruments/Control of Collateral.  All certificates or instruments representing or evidencing the Collateral shall be delivered to and held by or on behalf of the Lender pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Lender.  Subject to the revocable rights specified in Section 9(a), the Lender shall have the right, at any time after the occurrence and during the continuation of any Event of Default, in its discretion and without notice to the Pledgor, to transfer to or register in the name of the Lender or any of its nominees any or all of Collateral.  In addition, the Lender shall have the right to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.  On or prior to the Closing Date, the Pledgor will cause the Lender to receive, and at all times to have, control over the Collateral, including, without limitation, in the case of any security entitlement, by causing the Lender to become the entitlement holder with respect thereto.

6.           Representations and Warranties.  The Pledgor represents and warrants as set forth below.

(a)           Location of Pledgor and Collateral, Etc.  The place of business of the Pledgor or, if the Pledgor has more than one place of business, the chief executive office of the Pledgor and the place where the Pledgor keeps its records concerning the Collateral, are located at the address referred to for the Pledgor in Section 20, or at such other location as to which the Pledgor has provided 30 days’ prior written notice to the Lender.  The Pledgor’s exact legal name and state of incorporation are as set forth in the Pledgor’s signature block to this Agreement.  The Pledgor has taken all action (if any) required by Section 7.

(b)           Ownership of Collateral.  As of the Closing Date, the Pledgor is the legal and beneficial owner of the Pledged Interests specified in Schedule 1.

(c)           Pledged Interests.  The Pledged Interests have been duly authorized and validly issued and are fully paid and nonassessable.  All of the Pledged Interests are in certificated form (as contemplated by Article 8 of the Uniform Commercial Code).  The Pledged Interests constitute the percentage of the issued and outstanding shares of the Borrower as specified in Schedule 1.

(d)           Pledge Agreement Authorized and Binding.  The execution, delivery and performance of this Agreement have been duly authorized by the Pledgor and do not require the consent or approval of any Governmental Authority (except (i) any consent or approval which has been made or obtained and is in full force and effect and (ii) material consents or approvals required by the Pledgor in the ordinary course of business none of which it believes will not be duly given, made or taken as needed in such ordinary course); and are not in contravention of, or in conflict with, any applicable law.  This Agreement is a valid and legally binding obligation of the Pledgor enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(e)           Valid and Perfected Security Interest.  This Agreement and the delivery to UB, as agent for the Lender, of the certificates or instruments representing or evidencing the Collateral, accompanied by stock powers or endorsements, as applicable, executed in blank, create a valid and perfected security interest in the Collateral, securing the payment of the Secured Obligations.

(f)           Third-Party Authorizations, Etc.  No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority is required either (i) for the grant by the Pledgor of the security interest granted hereby or for the execution, delivery or performance of this Agreement by the Pledgor or (ii) for the perfection of or exercise by the Lender of its rights provided for in this Agreement or the remedies in respect of the Collateral provided pursuant to this Agreement (except (A) as may be required in connection with the disposition of the Collateral by laws affecting the offering and sale of securities generally, (B) any consent, authorization, filing or other act which has been made or obtained and is in full force and effect and (C) material consents, authorizations, filings or other acts required by the Pledgor in the ordinary course of business none of which it believes will not be duly given, made or taken as needed in such ordinary course).

7.           Further Assurances.

(a)           The Pledgor agrees that from time to time, at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Lender may reasonably request, in order to perfect and protect the security interest granted or purported to be granted hereby by the Pledgor or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral.  Without limiting the generality of the foregoing, the Pledgor (i) will not take any action that would cause any of the representations and warranties of the Pledgor in Section 6 to become untrue and (ii) will execute and file such financing and continuation statements, and amendments thereto, and such other instruments and notices, as may be necessary or reasonably desirable, or as the Lender may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted hereby.

(b)           The Pledgor hereby authorizes the Lender to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Pledgor where permitted by law.  A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(c)           The Pledgor will furnish to the Lender from time to time statements and schedules further identifying and describing the Collateral, and such other reports in connection with the Collateral, as the Lender may reasonably request, all in reasonable detail.

8.           Place of Business; Name.  The Pledgor will keep its place of business or, if the Pledgor has more than one place of business, its chief executive office, and the place where the

Pledgor keeps its records concerning the Collateral, at the location therefor specified pursuant to Section 6(a) or, upon 30 days’ prior written notice to the Lender, at such other locations in jurisdictions where all actions required by Section 7 have been taken with respect to the Collateral.  The Pledgor will hold and preserve such records and will permit representatives of the Lender at any time during normal business hours, upon reasonable prior notice, to inspect, copy and make abstracts from such records.  The Pledgor will not adopt, use or conduct business under any trade name or other corporate or fictitious name (other than its legal name, as set forth on the signature pages hereto) or change its legal name, state of incorporation or state organizational identification number, if any, as specified pursuant to Section 6(a), except upon not less than 30 days’ prior notice to the Lender and the Pledgor’s prior compliance with all applicable requirements of Section 7 hereof necessary to perfect the Lender’s security interest hereunder.

9.           Rights with Respect to Collateral.

(a)           So long as no Event of Default has occurred and is continuing, the provisions set forth below shall apply.

(i)           The Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or any other Loan Document.

(ii)           The Pledgor shall be entitled to receive and retain any and all distributions paid in compliance with the Loan Agreement in respect of the Collateral; provided, however, that any and all

(A)           distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of or exchange for, the Collateral,

(B)           distributions paid or payable in cash in respect of the Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus and

(C)           cash paid, payable or otherwise distributed in respect of principal of, or in redemption of or exchange for, any Pledged Interest shall be, and shall, subject to the Subordination Agreement, be forthwith delivered to the Lender to hold as, Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Lender, be segregated from the other property or funds of the Pledgor and be forthwith delivered to the Lender as Collateral in the same form as so received (with any necessary endorsement).

(b)           Upon the occurrence and during the continuation of any Event of Default, the provisions set forth below shall apply.

(i)           All rights of the Pledgor to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 9(a)(i) and to receive the dividends and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 9(a)(ii) shall cease, and all such rights, subject to the Subordination

Agreement, shall thereupon become vested in the Lender, which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Collateral such distributions.

(ii)           All distributions that are received by the Pledgor contrary to the provisions of Section 9(b)(i) shall, subject to the Subordination Agreement, be received in trust for the benefit of the Lender, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Lender as Collateral in the same form as so received (with any necessary endorsement).

(iii)           Determination by the Lender to exercise its right to sell any or all of the Pledged Interests without registering them under the Securities Act of 1933 shall not be deemed to be commercially unreasonable.

After any and all Events of Default have been cured or waived, the Pledgor shall have the right to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 9(a)(i) hereof and the Loan Agreement and receive the distributions which it would be authorized to receive and retain pursuant to Section 9(a)(ii) hereof and the Loan Agreement.

(c)           The Pledgor hereby revokes all previous proxies with regard to the Pledged Interests (except proxies granted to UB) and, subject to the Subordination Agreement, appoints the Lender as its proxyholder and attorney-in-fact to attend and vote at any and all meetings of the shareholders of the Borrower (whether or not any Pledged Interests are transferred into the name of the Lender), and any adjournments thereof, held on or after the date of the giving of this proxy and to execute any and all written consents, waivers and ratifications of the Borrower executed on or after the date of the giving of this proxy and prior to the termination of this proxy with the same effect as if the Pledgor had personally attended the meetings or had personally voted on its Pledged Interests or had personally signed the consents, waivers or ratifications; provided, however, that the Lender as proxyholder shall have such rights only upon the occurrence and during the continuance of an Event of Default.  The Pledgor hereby authorizes the Lender to substitute another Person (which Person shall be a successor to the rights of the Lender hereunder, a nominee appointed by the Lender to serve as proxyholder, or otherwise as approved by the Pledgor in writing, such approval not to be unreasonably withheld) as the proxyholder and, upon the occurrence or during the continuance of any Event of Default, subject to the Subordination Agreement, hereby authorizes and directs the proxyholder to file this proxy and the substitution instrument with the secretary of the Borrower.  This proxy is coupled with an interest and is irrevocable until such time as no part of any Term Loan Commitment remains outstanding and all Obligations have been paid in full.

10.           Transfers and Other Liens; Additional Capital Stock.

(a)           The Pledgor will not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral, except for the security interest created by this Agreement and except for security interests in favor of UB.

(b)           The Pledgor agrees that it will (i) cause the Borrower not to issue any capital stock or other equity interests (or options, warrants or other rights with respect thereto) in addition to or in substitution for the Collateral, except to the Pledgor.

11.           Lender Appointed Attorney-in-Fact.  The Pledgor hereby irrevocably appoints the Lender as the Pledgor’s attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Lender’s reasonable discretion at any time upon the occurrence and during the continuation of any Event of Default, to, subject to the Subordination Agreement, take any action and to execute any instrument that the Lender may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including:

(a)           to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due or to become due under or in respect of any of the Collateral;

(b)           to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) above; and

(c)           to file any claims, take any action and institute any proceedings that the Lender may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the rights of the Lender with respect to any of the Collateral.

12.           Lender May Perform.  If the Pledgor fails to perform any agreement contained herein, subject to the Subordination Agreement, the Lender may itself perform or cause performance of such agreement, and the reasonable expenses of the Lender incurred in connection therewith shall be payable by the Pledgor under Section 14(b).

13.           Lender’ Duties.  The powers conferred on the Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Lender shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Lender has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral.  The Lender shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that the Lender accords its own similar property.

14.           Remedies.  If any Event of Default occurs and is continuing, the provisions set forth below shall apply, subject, in each case, to the Subordination Agreement,.

(a)           The Lender may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party on default under the Uniform Commercial Code (whether or not the Uniform Commercial Code applies to the affected Collateral) and may also (i) require the Pledgor to, and the Pledgor hereby agrees that it will at its expense and upon request by the Lender forthwith, assemble all or part of the Collateral as directed by the Lender and make it available to the Lender at a place to be designated by the Lender that is reasonably convenient to both parties and (ii) without notice except as provided below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Lender’s offices or elsewhere, for cash, on credit or for future delivery and upon such other terms as the Lender may deem commercially reasonable.  The Pledgor agrees that, to the extent notice of sale is required by law, at least 10 days’ notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Until the Lender is able to effect a sale, lease, or other disposition of the Collateral, the Lender shall have the right to hold or use the Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by the Lender.  The Lender shall have no obligation to the Pledgor to maintain or preserve the rights of the Pledgor as against third parties with respect to the Collateral while the Collateral is in the possession of the Lender.  The Lender may, if it so elects, seek the appointment of a receiver or keeper to take possession of the Collateral and to enforce any of the Lender’s remedies, with respect to such appointment without prior notice or hearing as to such appointment.

(b)           The proceeds resulting from the collection, liquidation, sale or other disposition of the Collateral shall be applied, first, to the reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees) of retaking, holding, storing, processing and preparing for sale, selling, collecting and liquidating the Collateral, and the like; second, to the satisfaction of all Secured Obligations (other than contingent obligations); and third, any surplus remaining after the satisfaction of all Secured Obligations (other than contingent obligations), provided no Obligations (other than contingent obligations) exist and no Term Loan Commitment remains outstanding, to be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

(c)           The Lender may exercise any and all rights and remedies of the Pledgor under or in connection with the Collateral, including any and all rights of the Pledgor to demand or otherwise require payment of any amount under, or performance of any provision of, the Collateral.

(d)           To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands against the Lender arising out of the repossession, retention or sale of the Collateral, or any part or parts thereof, except to the extent any such claims, damages and awards arise out of the gross negligence or willful misconduct of the Lender or its agents or attorneys-in-fact.

15.           Private Sales.  Subject to the Subordination Agreement, the Lender may, in its sole and absolute discretion, sell all or any part of the Collateral at private sale in such manner and under such circumstances as the Lender may deem necessary or advisable in order that the sale may be lawfully conducted in a commercially reasonable manner.  Without limiting the foregoing, the Lender may (i) approach and negotiate with a limited number of potential purchasers, and (ii) restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing such Collateral for their own account for investment and not with a view to the distribution or resale thereof.  In the event that any Collateral is sold at private sale, the Pledgor agrees to the extent permitted by applicable law that if the Collateral is sold for a price which is commercially reasonable, then (A) the Pledgor shall not be entitled to a credit against the Secured Obligations in an amount in excess of the purchase price, and (B) the Lender shall not incur any liability or responsibility to the Pledgor in connection therewith, notwithstanding the possibility that a substantially higher price might have been realized at a public sale.  The Pledgor recognizes that a ready market may not exist for such Collateral, and that a sale by the Lender of any such Collateral for an amount less than a pro rata share of the fair market value of the issuer’s assets minus liabilities may be commercially reasonable in view of the difficulties that may be encountered in attempting to sell a large amount of such Collateral or Collateral that is privately traded.

16.           Amendments, Etc.  No amendment or waiver of any provision of this Agreement or consent to any departure by the Pledgor therefrom shall in any event be effective unless the same shall be in writing and otherwise in accordance with Section 13.12 of the Loan Agreement, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

17.           No Waiver; Remedies.  No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, and no single or partial exercise of any right hereunder shall preclude any other or further exercise thereof or the exercise of any other right.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

18.           Continuing Security Interest; Assignment.  This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until payment in full in cash of the Obligations (other than contingent obligations) and the Secured Obligations (other than contingent obligations) and the termination or expiration of the Term Loan Commitment, (ii) be binding upon the Pledgor, its successors and assigns and (iii) inure, together with the rights and remedies of the Lender hereunder, to the benefit of the Lender, and any successor Lender, for the benefit of the Secured Party, subject to the terms of the Loan Agreement.  Subject to the terms of the Loan Agreement, any Lender may assign or otherwise transfer any Loans, Term Loan Commitment or participations therein, or any rights in Collateral held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Lender herein or otherwise.  Nothing set forth herein or in any other Loan Document is intended or shall be construed to give to any other party any right, remedy or claim under, to or in respect of this Agreement or any other Loan Document or any Collateral.  The Pledgor’s successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession thereof or therefor, provided that, none of the rights or obligations of the Pledgor hereunder may be assigned or otherwise transferred.

19.           Governing Law.  This Agreement and the rights and obligations of the parties under this Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York (without reference to its choice of law rules).

20.           Addresses for Notices.  All notices, demands and other communications provided for hereunder shall be in writing and given in accordance with Section 3.1 of the Pledgor Guarantee.

21.           Release of Pledgor.

(a)           This Agreement and all obligations of the Pledgor hereunder and all security interests granted hereby shall be released and terminated when all Obligations (other than contingent obligations) have been paid in full in cash and when the Term Loan Commitments has expired.  Upon such release and termination, all rights in and to the Collateral shall automatically revert to the Pledgor, and the Lender shall promptly return any Collateral in their possession to the Pledgor, or to the Person or Persons legally entitled thereto, and shall endorse, execute, deliver, record and file all instruments and documents, and do all other acts and things, reasonably required for the return of the Collateral to the Pledgor, or to the Person or Persons legally entitled thereto, and to evidence or document the release of the interests of the Secured Party arising under this Agreement, all as reasonably requested by, and at the sole expense of, the Pledgor.

(b)           The Lender agrees that if an Asset Disposition permitted under the UB Credit Agreement occurs with respect to any Collateral, the Lender shall release such Collateral that is the subject of such Asset Disposition to the Pledgor free and clear of the Lien under this Agreement.

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IN WITNESS WHEREOF, the Pledgor has executed this Agreement by its duly authorized representative, solely in such capacity and not as an individual, as of the date first written above.

PLEDGOR

PHYSICIANS FORMULA HOLDINGS, INC.,
a Delaware corporation

By:	/s/ Jeffrey Rogers
Name:	Jeffrey Rogers
Title:	President

S-1

SCHEDULE 1

PLEDGED INTERESTS

Pledged Interest	Certificate No.	No. of Shares	Percentage Interest in Issuer	Other Classes of Shares

Physicians Formula, Inc.	5	100	100%	None